UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 29, 2022

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-37564

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

2075 Premiere Parkway

Duluth, Georgia 30097

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Explanatory Note: This amendment to the Current Report on Form 8-K, dated March 29, 2022 and filed on April 4, 2022 (the “Original 8-K”), is being filed by Boxlight Corporation, a Nevada corporation (the “Company”), to correct a discrepancy in the disclosure related to the Company’s receipt of a notice of default from its senior lender, WhiteHawk Capital Partners, LP. All else contained within the Original 8-K remains unchanged.

Item 1.01. Entry into a Materially Definitive Agreement

On March 29, 2022, WhiteHawk Capital Partners LP (“WhiteHawk”) provided notice of default (the “Default Notice”) to Boxlight Corporation (the “Company”) which inadvertently included as Item 1 in the designated defaults (the “Designated Defaults”) on Exhibit A to the Default Notice a default in making certain payment obligations by February 28, 2022 (“February 2022 Payment”). In February 2022, WhiteHawk and the Company agreed in principle to an extension of the February 2022 Payment.  As a result, notwithstanding the March 29, 2022 Default Notice, both WhiteHawk and the Company have agreed that the Company was not in default in making the February 2022 Payment to WhiteHawk, nor has any such payment default occurred since February 28, 2022.

Item 2.04Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosures set forth in Item 1.01 above are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 14, 2022

BOXLIGHT CORPORATION

By:	/s/ Michael R. Pope
Name:	Michael R. Pope
Title:	Chief Executive Officer